                                                                      Exhibit 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 1998

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

             1. Statement of Cash Available for Distribution for the three months ended June 30, 1998:

                  Net income                                                          $   152,000
                  Add:    Depreciation and amortization charged to income not
                          affecting cash available for distribution                        24,000
                          Minimum lease payments received, net of interest
                          income earned, on leases accounted for under the
                          financing method                                                 85,000

                  Less:   Mortgage principal payments                                     (74,000)
                          Cash to Reserves                                               (187,000)
                                                                                       -----------
                          Cash Available for Distribution                             $        -
                                                                                       ===========


             2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1998:


                        Entity Receiving                  Form of
                          Compensation                  Compensation                        Amount
                        ----------------                ------------                        ------
                  Winthrop
                  Management LLC                  Property Management Fees                $  5,000

                  WFC Realty Co., Inc.            Interest in Cash Available
                  (Initial Limited Partner)       for Distribution                        $      -


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